Exhibit 99.1

For release:	February 16, 2010

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@uai-group.com
United America Indemnity, Ltd. Reports 2009 Financial Results
George Town, Grand Cayman, Cayman Islands (February 16, 2010) — United America Indemnity, Ltd. (NASDAQ:INDM) today reported net income for the twelve months ended December 31, 2009 of $74.6 million or $1.44 per share compared to net loss of ($141.6) million or ($3.87) per share for 2008. Net income for the three months ended December 31, 2009 was $23.9 million or $0.40 per share compared to net loss of $(120.4) million or $(3.44) per share for the same period of 2008.
Selected Operating and Balance Sheet Data

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in millions, except per share data)	2009	2008	2009	2008

Net income / (loss)	$23.9	$(120.4)	$74.6	$(141.6)
Net income / (loss) per share	$0.40	$(3.44)	$1.44	$(3.87)

Operating income / (loss)	$14.7	$(10.1)	$63.5	$(15.2)
Operating income / (loss) per share	$0.24	$(0.29)	$1.23	$(0.42)
Operating income / (loss), a non-GAAP financial measure, is equal to net income / (loss) excluding after-tax net realized investment gains (losses) and excluding goodwill and intangible asset impairment charges. A reconciliation of operating income is set forth at the end of this press release.

	As of	As of	As of
	December 31,	September 30,	December 31,
(Dollars in millions except per share amounts)	2009	2009	2008

Book value per share	$13.76	$13.51	$12.00	(1)
Shareholders’ equity	$833.2	$817.8	$632.0
Cash & invested assets	$1,733.4	$1,742.0	$1,599.5

(1)	Actual book value per share, prior to the Company’s offering of 28,613,665 shares in connection with the $100,000,000 rights offering completed on May 5, 2009, was $19.94 as of December 31, 2008.
Selected Financial Data for the Twelve Months Ended December 31, 2009:
•	Net income of $74.6 million or $1.44 per share.
•	Operating income of $63.5 million or $1.23 per share.
•	Gross premiums written of $341.0 million.
•	Current accident year combined ratio of 99.0.
•	Calendar year combined ratio of 96.0.
•	After tax investment return of 6.3%, including $31.6 million of unrealized investment gains net of tax.
•	Shareholders’ equity grew 31.8%.
•	Book value per share grew 16.4% (excluding the impact of $100 million rights offering completed on May 5, 2009).

Selected Financial Data for the Three Months Ended December 31, 2009:
•	Net income of $23.9 million or $0.40 per share.
•	Operating income of $14.7 million or $0.24 per share.
•	Gross premiums written of $74.5 million.
•	Current accident year combined ratio of 99.1.
•	Calendar year combined ratio of 93.1.
•	After tax annualized investment return of 3.1%.
•	Shareholders’ equity grew 1.9%.
•	Book value per share grew 1.9%.
United America Indemnity’s Combined Ratio for the Twelve Months Ended December 31, 2009 and 2008
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Twelve Months Ended December 31,
	2009	2008
Loss Ratio:
Current Accident Year	59.2	70.7
Changes to Prior Accident Year	(3.0)	9.1

Loss Ratio — Calendar Year	56.2	79.8
Expense Ratio	39.8	37.3

Combined Ratio	96.0	117.1

For the twelve months ended December 31st, the calendar year loss ratio improved by 23.6 points to 56.2 points in 2009 from 79.8 points in 2008.
•	The current accident year loss ratio improved by 11.5 points to 59.2 points in 2009 from 70.7 points in 2008 due to improvements in both the property and casualty loss ratios.
•
The property loss ratio decreased by 22.7 points to 46.5 points in 2009 from 69.2 points in 2008 due in part to the growth and performance of our property business in reinsurance operations and improved performance of our property business in insurance operations. In addition, 2008 results include $21.5 million of net loss and loss adjustment expense related to catastrophes, primarily the result of hurricanes Ike and Gustav in the third quarter, and storms in the Midwest during the first half of 2008.

•
The casualty loss ratio improved 3.0 points to 68.4 points in 2009 from 71.4 points in 2008 due primarily to the growth and improved performance of the casualty business in reinsurance operations and improved performance in the casualty business in insurance operations.

•
A 12.1 point improvement in net loss and loss adjustment expense related to prior accident years. In 2009, $9.1 million of reserves were released due to positive emergence of approximately $5.5 million in property lines, approximately $2.9 million in casualty lines and a decrease in the reinsurance allowance of approximately $0.7 million compared to $31.8 million of prior year adverse reserve development in 2008 related primarily to casualty lines, and a $3.1 million increase in the reinsurance reserve allowance.

For the twelve months ended December 31st, the expense ratio increased from 37.3 in 2008 to 39.8 in 2009.
•
The expense ratio increase is mainly attributable to a decline in net premiums earned and the incurrence of infrastructure costs related to new product development, information technology upgrades, additional office locations, and redomestication.

United America Indemnity’s Twelve Months Ended December 31, 2009 and 2008 Gross and Net Premiums Written Results by Business Unit

	Twelve Months Ended December 31,
	Gross Premiums Written		Net Premiums Written
(Dollars in thousands)	2009	2008	2009	2008
Insurance Operations
Penn-America	$124,914	$172,869	$101,320	$158,136
United National	62,059	88,884	50,036	74,964
Diamond State	81,019	91,377	66,908	72,379

Total Insurance Operations	267,992	353,130	218,264	305,479

Reinsurance Operations
Wind River	73,007	25,570	72,731	3,601

Total	$340,999	$378,700	$290,995	$309,080

Insurance Operations: Gross premiums written for the twelve months ended December 31, 2009 decreased 24.1%, and net premiums written for the twelve months ended December 31, 2009 decreased 28.6%, compared to the same period in 2008. The reduction in gross premium is comprised mainly of the following:
•	$35.2 million of the decline is due to terminated programs and agents.
•	$49.9 million of the decline is due to price decreases in aggregate of approximately 2.6% and other market factors.
Reinsurance Operations: Gross premiums written for the twelve months ended December 31, 2009 increased $47.4 million and net premiums written increased $69.1 million, excluding the intercompany reinsurance treaty, compared to the same period in 2008. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.
United America Indemnity’s Combined Ratio for the Three Months Ended December 31, 2009 and 2008
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended December 31,
	2009	2008
Loss Ratio:
Current Accident Year	57.3	68.8
Changes to Prior Accident Year	(6.0)	17.9

Loss Ratio — Calendar Year	51.3	86.7
Expense Ratio	41.8	42.0

Combined Ratio	93.1	128.7

For the three months ended December 31st, the calendar year loss ratio improved 35.4 points to 51.3 points in 2009 from 86.7 points in 2008.
•	The current accident year loss ratio improved 11.5 points to 57.3 points in 2009 from 68.8 points in 2008 due to improvements in both the property and casualty loss ratios.
•	The property loss ratio improved 11.4 points to 41.9 points in 2009 from 53.3 points in 2008 primarily due to the growth and performance of our property business in reinsurance operations.
•
The casualty loss ratio improved 10.6 points to 67.8 points in 2009 from 78.4 points in 2008 due in part to the growth and performance of the casualty business in reinsurance operations and the improved performance of the casualty business in insurance operations.

For the three months ended December 31st, the calendar year loss ratio improved 35.4 points to 51.3 points in 2009 from 86.7 points in 2008 (continued).
•
A 23.9 point improvement in net loss and loss adjustment expense related to prior accident years. In 2009, $4.6 million of reserves were released due to positive emergence of approximately $3.1 million in property lines, approximately $1.2 million in casualty lines and a decrease in the reinsurance allowance of approximately $0.3 million, compared to $14.2 million of prior year adverse loss reserve development in 2008.

For the three months ended December 31st, the expense ratio decreased from 42.0 points in 2008 to 41.8 points in 2009.
•
The expense ratio decrease is mainly attributable to increased premium production from reinsurance operations which is partially offsetting infrastructure costs related to new product development, information technology upgrades, and additional office locations.

United America Indemnity’s Three Months Ended December 31, 2009 and 2008 Gross and Net Premiums Written Results by Business Unit

	Three Months Ended December 31,
	Gross Premiums Written		Net Premiums Written
(Dollars in thousands)	2009	2008	2009	2008
Insurance Operations
Penn-America	$26,632	$35,200	$21,647	$32,234
United National	15,686	17,718	12,964	14,817
Diamond State	17,999	19,607	14,883	14,450

Total Insurance Operations	60,317	72,525	49,494	61,501

Reinsurance Operations
Wind River	14,208	3,765	14,478	700

Total	$74,525	$76,290	$63,972	$62,201

Insurance Operations: Gross premiums written for the three months ended December 31, 2009 decreased 16.8%, and net premiums written for the three months ended December 31, 2009 decreased 19.5%, compared to the same period in 2008. The reduction in gross premium is comprised mainly of the following:
•	$4.9 million of the decline is due to terminated programs and agents.
•	$7.3 million of the decline is due to price decreases in aggregate of approximately 3.0% and other market factors.
Reinsurance Operations: Gross premiums written for the three months ended December 31, 2009 increased $10.4 million and net premiums written increased $13.8 million, excluding the intercompany reinsurance treaty, compared to the same period in 2008. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.
# # #
Note: Tables Follow

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Gross premiums written	$74,525	$76,290	$340,999	$378,700

Net premiums written	$63,972	$62,201	$290,995	$309,080

Net premiums earned	$75,509	$79,267	$301,674	$382,508
Investment income, net	14,916	16,345	68,965	67,830
Net realized investment gains / (losses)	12,447	(26,199)	15,862	(50,259)

Total revenues	102,872	69,413	386,501	400,079

Net losses and loss adjustment expenses	38,708	68,746	169,382	305,174
Acquisition costs and other underwriting expenses	31,579	33,296	119,929	142,767
Corporate and other operating expenses	4,438	4,515	16,752	13,918
Interest expense	1,754	1,967	7,216	8,657
Impairment of goodwill and intangible assets	—	96,449		96,449

Income / (loss) before income taxes	26,393	(135,560)	73,222	(166,886)
Income tax expense / (benefit)	3,064	(17,462)	3,872	(29,216)

Net income before equity in net income / (loss) of partnership	23,329	(118,098)	69,350	(137,670)
Equity in net income / (loss) of partnership, net of tax	534	(2,333)	5,276	(3,890)

Net income / (loss)	$23,863	$(120,431)	$74,626	$(141,560)

Weighted average shares outstanding—basic	60,329	34,979	51,712	36,556

Weighted average shares outstanding—diluted	60,403	34,979	51,763	36,556

Net income / (loss) per share — basic	$0.40	$(3.44)	$1.44	$(3.87)

Net income / (loss) per share — diluted	$0.40	$(3.44)	$1.44	$(3.87)

Combined ratio analysis:
Loss ratio	51.3	86.7	56.2	79.8
Expense ratio	41.8	42.0	39.8	37.3

Combined ratio	93.1	128.7	96.0	117.1

Certain prior period amounts have been reclassified to conform to the 2009 presentation.
In 2008, “Diluted” loss per share is the same as “Basic” loss per share since there was a net loss for the quarter and twelve months ended December 31, 2008.
The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)

	As of	As of
	December 31,	December 31,
	2009	2008
ASSETS
Bonds:
Available for sale securities, at fair value (amortized cost: 2009 - $1,285,523 and 2008 - $1,192,385)	$1,332,651	$1,204,974
Preferred shares:
Available for sale securities, at fair value (cost: 2009 - $1,509 and 2008 - $4,665)	2,599	4,665
Common shares:
Available for sale securities, at fair value (cost: 2009 - $50,709 and 2008 - $46,316)	63,057	50,613
Bank Loans:
Available for sale securities, at fair value (cost: 2009 - $137,527 and 2008 - $0)	138,921	—
Other invested assets:
Available for sale securities, at fair value (cost: 2009 - $4,323 and 2008 - $19,689)	9,953	39,219
Securities classified as trading, at fair value (cost: 2009 - $529 and 2008 - $5,151)	1,145	7,453

Total investments	1,548,326	1,306,924

Cash and cash equivalents	185,126	292,604
Agents’ balances	69,423	57,117
Reinsurance receivables	543,351	679,277
Federal income taxes receivables	3,771	16,487
Deferred federal income taxes	12,922	32,532
Deferred acquisition costs	33,184	34,734
Intangible assets	9,236	9,309
Prepaid reinsurance premiums	16,546	23,960
Other assets	25,098	24,115

Total assets	$2,446,983	$2,477,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$1,257,741	$1,506,429
Unearned premiums	131,582	149,677
Ceded balances payable	16,009	25,165
Contingent commissions	11,169	6,695
Notes and debentures payable	121,569	121,845
Payable for securities	37,258	710
Other liabilities	38,476	34,545

Total liabilities	1,613,804	1,845,066

Shareholders’ equity:
Common shares, $0.0001 par value, 900,000,000 common shares authorized; Class A common shares issued: 42,486,690 and 25,032,618, respectively; Class A common shares outstanding: 36,430,477 and 19,013,462, respectively; Class B common shares issued and outstanding: 24,122,744 and 12,687,500, respectively	7	4
Additional paid-in capital	619,469	524,345
Accumulated other comprehensive income	50,495	25,108
Class A common shares in treasury, at cost: 6,056,213 and 6,019,156 shares, respectively	(100,720)	(100,446)
Retained earnings	263,928	182,982

Total shareholders’ equity	833,179	631,993

Total liabilities and shareholders’ equity	$2,446,983	$2,477,059

UNITED AMERICA INDEMNITY, LTD.
SELECTED INVESTMENT DATA
(Unaudited)
(Dollars in millions)

	Market Value as of
	Dec 31,	Dec 31,
	2009	2008

Bonds	$1,332.7	$1,205.0
Bank Loans	138.9	—
Cash & cash equivalents	185.1	292.6

Total bonds and cash and cash equivalents	1,656.7	1,497.6
Equities and other invested assets	76.7	101.9

Total cash and invested assets	$1,733.4	$1,599.5

	December 31, 2009 (a)
	Three Months	Twelve Months
	Ended	Ended

Net investment income	$12.4	$50.3

Net realized investment gain	9.1	11.1
Net equity in net income of partnerships	0.5	5.3
Net unrealized investment gains / (losses)	(8.7)	31.6
Net gain from liquidation of partnerships	—	5.6

Net realized and unrealized investment	0.9	53.6

Total investment return	$13.3	$103.9

Average cash and invested assets (b)	$1,716.7	$1,647.5

Total investment return % annualized	3.1%	6.3%

(a)	Amounts in this table are shown on an after-tax basis.

(b)	Simple average of beginning and end of period.

UNITED AMERICA INDEMNITY, LTD.
SUMMARY OF OPERATING INCOME / (LOSS)
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Operating income / (loss)	$14,724	$(10,130)	$63,497	$(15,238)
Adjustments:
Net realized investment gains / (losses), net of tax	9,139	(18,123)	11,129	(34,144)
Impairments of goodwill & intangible assets, net of tax	—	(92,178)	—	(92,178)

Total after-tax adjustments	9,139	(110,301)	11,129	(126,322)

Net income / (loss)	$23,863	$(120,431)	$74,626	$(141,560)

Weighted average shares outstanding — basic	60,329	34,979	51,712	36,556

Weighted average shares outstanding — diluted	60,403	34,979	51,763	36,556

Operating income / (loss) per share — basic	$0.24	$(0.29)	$1.23	$(0.42)

Operating income / (loss) per share — diluted	$0.24	$(0.29)	$1.23	$(0.42)

In 2008, “Diluted” loss per share is the same as “Basic” loss per share since there was a net loss for the quarter and twelve months ended December 31, 2008.
In computing the basic and diluted weighted share counts the number of shares outstanding prior to May 5, 2009 (the date that the common stock was issued in conjunction with the stockholders’ rights offering) was adjusted by a factor of 1.114 to reflect the impact of a bonus element associated with the rights offering in accordance with GAAP.
Note Regarding Operating Income
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

About United America Indemnity, Ltd.
United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s four principal divisions include:
•	Insurance Operations:
•	Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;

•	United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority;

•	Diamond State, which includes property, general liability, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority.
•	Reinsurance Operations:
•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the United America Indemnity, Ltd. website at www.uai.ky.

Teleconference and Webcast for Interested Parties
Larry A. Frakes, President and Chief Executive Officer of United America Indemnity Ltd., and Thomas McGeehan, Chief Financial Officer of United America Indemnity, Ltd. will conduct a teleconference for interested parties on February 17, 2010 at 8:30 a.m. Eastern Time to discuss the fourth quarter 2009 results.
To participate in the teleconference, please telephone (800) 230-1085 (U.S. and Canada) or (612) 332-0335 (International) and you will be greeted by an operator. Please reference UAI Fourth Quarter 2009 Earnings Call or reference Larry Frakes.
The teleconference is being webcast by AT&T and can be accessed at the Company’s website at www.uai.ky. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software. The webcast is also being distributed over AT&T’s Audio-Only Web ConferenceCast. To access live or archived event, please use this URL: http://65.197.1.15/att/confcast, Conference ID#: 144437 and click GO.
The teleconference will be available for replay beginning at 10:30 a.m. Eastern Time on February 17, 2010 until 11:59 p.m. March 15, 2010. To listen to the replay, please telephone (800) 475-6701 (U.S. and Canada) or (320) 365-3844 (International) then enter 144437.
Forward-Looking Information
This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.